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                                                                Exhibit 10qq
                                                                ------------

                            PACIFIC TELESIS GROUP

                 1996 DIRECTORS' DEFERRED COMPENSATION PLAN

SECTION 1. ELIGIBILITY ................................................. 1

SECTION 2. PARTICIPATION; DEFERRAL ELECTION ............................ 1

  2.1 Deferral Election ...............................................  1
  2.2 Form of Election, Modification or Termination ...................  1
  2.3 New Election After Prior Election Terminated ....................  1

SECTION 3. DEFERRED COMPENSATION ACCOUNTS .............................. 1

  3.1 Establishment of Accounts; Credited Interest ....................  1
  3.2 No Funding or Assignment ........................................  1

SECTION 4. DISTRIBUTION ................................................ 2

  4.1 Distribution Election ...........................................  2
  4.2 Options for Distribution During Life ............................  2
  4.3 Immediate Single Payment ........................................  2
  4.4 Options for Distribution In the Event of Death ..................  3

SECTION 5. ADMINISTRATION, AMENDMENT AND TERMINATION ................... 3

  5.1 Plan Document ...................................................  3
  5.2 Amendment .......................................................  3
  5.3 Termination .....................................................  3

SECTION 6. DEFINITIONS ................................................. 4

                            PACIFIC TELESIS GROUP
                 1996 DIRECTORS' DEFERRED COMPENSATION PLAN


SECTION 1. ELIGIBILITY

Each member of the Board of Directors of Pacific Telesis Group ("Company") who is not an employee of the Company, or any of its Affiliates, is eligible to participate in the 1996 Directors' Deferred Compensation Plan ("Plan").

SECTION 2. PARTICIPATION; DEFERRAL ELECTION

  2.1 Deferral Election. Prior to the beginning of any calendar year, commencing with the calendar year 1996, each eligible Director or designated Director may elect to participate in the Plan by directing that all or any part of the Compensation which would otherwise have been payable currently for services as a Director during such calendar year and subsequent calendar years shall be credited to a deferred Compensation account subject to the terms of the Plan.

  2.2 Form of Election, Modification or Termination. An election to participate in the Plan shall be in the form of a document executed by the Director and filed with the Secretary of the Company. An election related to Compensation otherwise payable currently in any calendar year shall become irrevocable on the last day prior to the beginning of such calendar year. An election shall continue from year to year until a Director ceases to be a Director or until he or she terminates or modifies such election by written notice. An election shall terminate on the day after a Director ceases to be a Director. Any termination or modification by a Director of his or her election shall become effective as of the end of the calendar year in which written notice thereof is received by the Secretary of the Company, and shall be effective with respect to all fees otherwise payable in subsequent calendar years until a new election or modification is made by such Director in accordance with this Section 2.

  2.3 New Election After Prior Election Terminated. A Director who has filed a termination of election may thereafter again file an election in accordance with Section 2.1 to participate for any calendar year or years subsequent to the filing of such election.

SECTION 3. DEFERRED COMPENSATION ACCOUNTS

  3.1 Establishment of Accounts; Credited Interest. Deferred amounts shall be credited to the Director's account and shall bear interest from the date such fees would otherwise have been paid. The interest credited to the account shall be determined by the Board of Directors from time to time and shall be compounded annually at the end of each calendar year.

  3.2 No Funding or Assignment. It is intended that this Plan constitute an unfunded deferred compensation arrangement. The amounts credited to the Plan account for each Director shall be held in the general funds of the Company. All amounts in such accounts, including all Compensation deferred by a Director an all interest credited thereon, shall remain assets of the Company. The Company shall not be required to reserve or otherwise set aside funds for the payment of amounts credited to Plan accounts. The obligation of the Company to pay benefits under the Plan constitutes a mere promise to

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

make benefit payments in the future, and shall be unfunded as to the Director, whose rights shall be those of a general unsecured creditor. Title to and beneficial ownership of any assets which the Company may set aside or otherwise designate to make payments under the Plan shall at all times remain in the Company, and the Director shall not have any property interest in any specific assets of the Company. The rights of a Director or his or her beneficiary to benefit payments under the Plan are not subject in any manner to assignment, alienation, pledge or garnishment by creditors.

SECTION 4. DISTRIBUTION

  4.1 Distribution Election. At the time a Director makes an election to defer Compensation under the Plan, the Director shall also make an election with respect to the distribution of amounts credited to the Director's Plan account pursuant to such election, and interest credited thereon, during the Director's lifetime, and in the event of the Director's death prior to distribution of all amounts credited to the Director's Plan account. Distribution elections shall become effective and irrevocable at the same times the election to defer Compensation becomes effective and irrevocable under Section 2.2.

  4.2 Options for Distribution During Life. A Director may elect to receive the amounts credited to his or her Plan account in one payment or in some other number of approximately level annual installments (not exceeding
15). The amount of an annual installment shall be calculated by dividing the total amount, including interest, credited to the Director's account immediately prior to such installment by the remaining number of installments. As specified by the Director, the first installment (or the single payment if the Director has so elected) shall be paid as soon as practicable after the first day of the calendar year following:

     (A) the calendar year in which the Director ceases to be a Director of the Company or any of its subsidiaries;

     (B) the calendar year in which the Director attains a specified age between age 59-1/2 and 75;

     (C) the earlier of calendar year containing the date that is a specified number of years (maximum of 5) after the date the Director ceases to be a Director of the Company or any of its subsidiaries or the calendar year in which the Director attains age 75; or

     (D) the earlier of the calendar year in which the Director attains a specified age not younger than 59-1/2 or the calendar year in which the Director ceases to be a Director of the Company or any of its subsidiaries.

If an installment distribution is elected, subsequent installments shall be paid on the first day of each succeeding calendar year until the entire amount credited to the Director's account is paid. Amounts held pending distribution pursuant to the Director's distribution election shall accrue interest at the rate determined by the Board of Directors for each year such amounts continue to be held.

     4.3  Immediate   Single   Payment.      Notwithstanding   a  Director's
distribution  election  pursuant to  Section 4.2,  in  the event  a Director

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

ceases to be a Director of the Company or any of its subsidiaries and becomes a proprietor, officer, partner, employee, or otherwise becomes affiliated with any business that is in competition with the Company or any of its subsidiaries, or becomes employed by any governmental agency having jurisdiction over the activities of the Company or any of its subsidiaries, the entire balance of amounts credited to the Director's Plan account, shall be paid as soon as practicable thereafter in a single payment.

     4.4 Options for Distribution In the Event of Death. A Director may elect that, in the event the Director should die before full payment of all amounts credited to the Director's account, the balance of amounts credited to the Director's Plan account shall be distributed to the beneficiary or beneficiaries designated by the Director

     (A) in one payment on or about the first day of the calendar quarter next following the month of death;

     (B)  in  a  number  of   annual  installments  not  exceeding  10,
     commencing on or about the first day of the calendar quarter next following the month of death; or

     (C) in the same manner elected under Section 4.3 for lifetime distributions to the Director, using as any specified age the date the Director would have attained that age if he or she had continued to live.

If no election has been made under this Section 4.4, the balance of the Director's Plan account shall be distributed in one payment as soon as practicable after the year of the Director's death. If no beneficiary designation has been made, distribution shall be made to the estate of the Director.

SECTION 5.  ADMINISTRATION, AMENDMENT AND TERMINATION

     5.1  Plan Document.   Copies  of the Plan  and any  and all  amendments
thereto shall be made available at all reasonable times at the office of the Secretary of the Company to all Directors.

     5.2 Amendment. The Board of Directors may at any time make changes in the Plan, but such amendment shall have prospective effect only and shall not adversely affect the rights of any Director, without his or her consent, to any benefit under the Plan to which such Director was entitled prior to the effective date of amendment. Changes in the interest rate applied to Plan account balances as determined by the Board of Directors from time to time in accordance with Section 3.1 shall not be deemed to be Plan amendments, notwithstanding that they apply to Compensation previously earned and deferred. The Executive Vice President - Human Resources of Pacific Telesis Group, with the approval of the Executive Vice President and General Counsel of Pacific Telesis Group, shall be authorized to make minor or administrative changes to the Plan.

     5.3 Termination. The Board of Directors may at any time terminate the Plan. Any termination of the Plan shall not terminate the deferral of Compensation previously deferred into a Plan account, but may prevent the deferral of Compensation not yet earned notwithstanding the Director's prior election to defer such Compensation.

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

SECTION 6.     DEFINITIONS.

For purposes of this Plan, the following words shall have the meaning so defined unless the context clearly indicates otherwise:

     6.1 "Affiliate" as the term relates to Pacific Telesis Group means subsidiary of or other entity that controls, is controlled by, or is under common control with Pacific Telesis Group. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.


     6.2 "Board of Directors" or "Board" shall mean the Board of Directors of Pacific Telesis Group.

     6.3 "Compensation" shall mean a Director's annual retainer fee, fees payable for services as a member of a committee of the Board including committee meeting fees, Board meeting fees, and any other compensation for services as a Director, excluding stock awards under Section 4.2 of the Pacific Telesis Group 1994 Stock Incentive Plan. Compensation does not include reimbursement for expenses such as telephone service or travel costs.


































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